FIRST AMENDMENT TO FULL SERVICE OFFICE LEASE

THIS FIRST AMENDMENT TO FULL SERVICE OFFICE LEASE (this "First Amendment") is made and entered into as of September 30, 2002 by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Landlord"), and eCOLLEGE.COM, a Delaware corporation ("Tenant").

Recitals

This First Amendment is made with respect to the following facts:

A. Pursuant to a Full Service Office Lease dated as of March 29, 2002, between Landlord, as landlord, and Tenant, as tenant (the "Lease"), Landlord leased to Tenant certain premises designated as Suites 180 and 200 and consisting of approximately 47,615 square feet of Rentable Area (as more particularly described in the Lease, the "Premises") located on the first and second floors of the building located at 4900 South Monaco Street, Denver, Colorado (as more particularly described in the Lease, the "Building").

B. Landlord and Tenant now wish to amend the Lease to provide for the addition of three (3) covered parking spaces for Tenant's use on a month-to-month basis.

Amendment

In consideration of the facts set forth in the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Defined Terms. All capitalized terms used but not defined in the First Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this First Amendment and used in any provisions that are added to the Lease pursuant to the First Amendment will have the meanings in the Lease set forth for such terms in this First Amendment.

    Parking. Article 32 of the Full Service Office Lease is hereby modified as follows:

Effective October 1, 2002, Tenant shall have the right to use an additional three (3) covered spaces assigned by Landlord in the Parking Structure on a month-to-month basis, cancelable by either party with 30 days written notice. The monthly rate for each month-to-month space shall be $50.00. Tenant hereby covenants and agrees to pay all charges for all such parking spaces as additional rent on the first day of each month, in advance, without notice, demand, setoff or recoupment.

3. Counterparts. This First Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

4. Authority to Bind. The individuals signing this First Amendment on behalf of Landlord and Tenant represent and warrant that they empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this First Amendment according to its terms.

5. Ratification. Except as amended hereby, the Lease has not been amended and, as amended hereby, the parties ratify and confirm the Lease as being in full force and effect.

Having read and intending to be bound by this First Amendment, the parties have executed it as of the date first set forth above.

LANDLORD:
BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation
By: /s/ Jim Moore Jim Moore, Executive Vice President & Chief Operating Officer

TENANT:
eCOLLEGE.COM, a Delaware corporation
By: /s/ Douglas H. Kelsall Douglas H. Kelsall, Executive Vice President & Chief Financial Officer